UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 10, 2016, the Board of Directors (the “Board”) of Verso Corporation (“Verso”) created the Office of the Chief Executive (the “OCE”) consisting of four executives of Verso to lead the management of Verso during the period beginning on September 1, 2016, and ending on the date immediately preceding the date on which the Board elects a new Chief Executive Officer. On August 10, 2016, the Board also elected Peter H. Kesser, Verso’s Senior Vice President, General Counsel and Secretary and a member of the OCE, to serve in the additional position of President of Verso on an interim basis from September 1, 2016, through November 30, 2016, with his successor thereafter to be selected by the Executive Committee of the Board.

On November 29, 2016, the Board extended the term of Mr. Kesser as the President of Verso on an interim basis such that he will continue to serve in such position until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Biographical information for Mr. Kesser is set forth in Amendment No. 1 to Verso’s annual report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on April 29, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance – Directors and Executive Officers,” which information is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
President, Senior Vice President, General Counsel and Secretary